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Exhibit 99.1

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Company Contact:	Porter, LeVay & Rose, Inc.
Michael C. Boyd, CEO 800-289-6863	Michael Porter 212-564-4700

LONGPORT APPOINTS JACK BROWN AS CHIEF FINANCIAL OFFICER,
JOHN CALABRESE AS DIRECTOR OF SALES AND MARKETING

        GLEN MILLS, PA—April 29, 2005—Longport, Inc. (OTC BB: LPTI), a medical technology specialist in high resolution ultrasound imaging, announced today that it has appointed Jack N. Brown to the newly created position of Chief Financial Officer. The company has also appointed John P. Calabrese as its new Director of Sales and Marketing.

        Jack Brown comes to Longport after providing consulting services to a number of entrepreneurial companies. From March 2000 to April 2002, he was Chief Financial Officer of Integra, Inc, a national provider of behavioral health and employee assistance plan services. Prior to joining the Integra, Brown had served six years as Chief Financial Officer of HomeCare Concepts of America, Inc., a $500 million revenue home health provider. He was Director of Tax Services for A.G. Epstein & Company and before that Treasurer of Thera-Kinetics, Inc. a nationwide distributor and manufacturer of orthopedic equipment. From 1975 to 1990, Mr. Brown was a CPA with Ernst & Young where he was last a Partner in the Entrepreneurial Services Group. Brown is a graduate, with highest honors, of The Pennsylvania State University and is a member of the American and Pennsylvania Institutes of Certified Public Accountants.

        John Calabrese joins Longport after serving as Director of Sales and marketing at Aegis Scientific, Inc./Jordon Scientific as Director of Sales and Marketing, where his responsibilities included the development and growth of their national and international distribution network as well as heading direct sales efforts. Before that, he held several sales positions with Pharmacia Diagnostics/Schiapperelli Scientific, working his way up to Director of Sales and Marketing. Calabrese is a graduate of the Florida Institute of Technology, where he majored in Aviation as well as Bryant-McIntosh, in Massachusetts where he was awarded a Bachelor of Science in Aviation Sciences.

        Michael Boyd, CEO of Longport, said, "We are very fortunate to be able to attract individuals like Jack and John. A company in our stage of development needs quality people with solid experience to lead us to the next level."

        Brown said, "Longport is at the beginning of a growth curve. My experience with companies in a similar position provides me with the opportunity to greatly assist in supporting that growth."

        Calabrese said, "I am confident that now with our technical experience and the refinement and market acceptance of our product; an aggressive Sales and Marketing Plan can be developed and achieved."

About Longport, Inc.

        Longport, Inc. of Glen Mills, Pennsylvania, is a medical technology company that specializes in high resolution ultrasound imaging. After several years and a multi-million dollar investment in the technology, Longport has secured patents, copyrights, and FDA permission to market. The Company's technology has been used to engineer a unique high resolution ultrasound imaging system. For further information please contact Longport, Inc. at 1-800-289-6863 or visit our website at www.longportinc.com.

Forward-looking Information and the Private Securities Litigation Reform Act of 1995

        Certain statements in this press release, including statements concerning product development milestones and anticipated events, are "forward-looking statements" within the Private Litigation Reform Act of 1995. Forward Looking Statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "believe," "expect,""intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Longport's actual results include, among others, uncertainties as to the Company's ability to manage potential problems, delays or anticipated expenses, including problems, delays or expenses involving manufacturing. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only to the date of this release. Reference is made to Longport's 2004 annual report on Form 10-K filed with the Securities and Exchange Commission for a more definitive description of such factors. Longport, Inc. undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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LONGPORT APPOINTS JACK BROWN AS CHIEF FINANCIAL OFFICER, JOHN CALABRESE AS DIRECTOR OF SALES AND MARKETING